Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO RECEIVABLES FINANCING AGREEMENT, dated as of July 9, 2021 (this “Amendment”), among TPVC FUNDING COMPANY LLC, as borrower (the “Borrower”), TRIPLEPOINT PRIVATE VENTURE CREDIT INC., in its individual capacity (“TPVC”) and as collateral manager (in such capacity, the “Collateral Manager”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as paying agent (in such capacity, the “Paying Agent”) and collection account bank (in such capacity, the “Collection Account Bank”), U.S. BANK NATIONAL ASSOCIATION, as Custodian (in such capacity, the “Custodian”) and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”) and DBNY, MUFG UNION BANK, N.A. (“MUFG”), TIAA, FSB (“TIAA”) and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as committed lenders (in such capacity, each a “Lender” and collectively, the “Lenders”).

WHEREAS, the Borrower, TPVC, as equityholder, the Collateral Manager, Vervent Inc., as backup collateral manager, the Paying Agent, the Collection Account Bank, the Custodian, the Facility Agent, DBNY and MUFG, as joint lead arrangers, and each Lender party thereto are party to the Receivables Financing Agreement, dated as of July 15, 2020 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Receivables Financing Agreement”); and

WHEREAS, the Borrower, the Collateral Manager, the Paying Agent, the Collection Account Bank, the Custodian, the Facility Agent and the Lenders have agreed to amend the Receivables Financing Agreement in accordance with Section 18.2 of the Receivables Financing Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Receivables Financing Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Receivables Financing Agreement. As of the date of this Amendment, the Receivables Financing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Receivables Financing Agreement attached as Appendix A hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Facility Agent’s receipt of (i) legal opinion of each of Otterbourg P.C. and Miles & Stockbridge P.C., counsel for the Borrower, in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request, (ii) a good standing certificate for the Borrower issued by the applicable Official Body of its jurisdiction of organization and (iii) a copy of the resolutions of the sole member of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(c) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Facility Termination Event, Unmatured Facility Termination Event, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Receivables Financing Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Lender Acknowledgement

SECTION 5.1. Each of the Lenders, by executing this Amendment, acknowledge and agree (i) to the transfer of all rights, duties and obligations of the Custodian from U.S. Bank National Association, as Custodian to Deutsche Bank Trust Company Americas, as successor custodian, pursuant to and in accordance with the terms of the Receivables Financing Agreement (including but not limited to Section 12.20 thereof), and (ii) any terms and conditions in connection therewith (including but not limited to any amendments to the Receivables Financing Agreement and the related Transaction Documents) entered into among the Borrower, the Servicer, the Facility Agent, U.S. Bank National Association and Deutsche Bank Trust Company Americas.

2

ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3. Ratification. Except as expressly amended and waived hereby, the Receivables Financing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 6.4. Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 6.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 6.6. Custodian. The Lenders and the Facility Agent hereby authorize and direct the Custodian to execute and deliver this Amendment.

SECTION 6.7. Paying Agent and Collection Account Bank. The Lenders and the Facility Agent hereby authorize and direct the Paying Agent and the Collection Account Bank to execute and deliver this Amendment.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TPVC FUNDING COMPANY LLC, as Borrower

By:	/s/ Christopher M. Mathieu
	Name:	Christopher M. Mathieu
	Title:	Chief Financial Officer

Signature Page to Second Amendment

TRIPLEPOINT PRIVATE VENTURE CREDIT INC., individually and as Collateral Manager

By:	/s/ Christopher M. Mathieu
	Name:	Christopher M. Mathieu
	Title:	Chief Financial Officer

Signature Page to Second Amendment

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent and as Collection Account Bank

By:	/s/ Ronaldo Reyes
	Name:	Ronaldo Reyes
	Title:	Vice President

By:	/s/ Timothy Johnson
	Name:	Timothy Johnson
	Title:	Assistant Vice President

Signature Page to Second Amendment

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/ Ralph J. Creasia, Jr.
	Name:	Ralph J. Creasia, Jr.
	Title:	Senior Vice President

Signature Page to Second Amendment

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Ho Min Kwak
	Name:	Ho Min Kwak
	Title:	Vice President

Signature Page to Second Amendment

DEUTSCHE BANK AG, NEW YORK BRANCH, as Committed Lender

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Ho Min Kwak
	Name:	Ho Min Kwak
	Title:	Vice President

Signature Page to Second Amendment

MUFG UNION BANK, N.A., as Committed Lender

By:	/s/ J. William Bloore
	Name:	J. William Bloore
	Title:	Managing Director

Signature Page to Second Amendment

TIAA, FSB, as Committed Lender

By:	/s/ Edward McGugan
	Name:	Edward McGugan
	Title:	Managing Director

Signature Page to Second Amendment

KEYBANK NATIONAL ASSOCIATION, as Committed Lender

By:	/s/ Richard Andersen
	Name:	Richard Andersen
	Title:	Senior Vice President

Signature Page to Second Amendment

Appendix A

EXECUTION VERSION

Conformed through ~~Omnibus~~Second Amendment dated ~~September 11, 2020~~July 9, 2021

RECEIVABLES FINANCING AGREEMENT

dated as of July 15, 2020

TPVC FUNDING COMPANY LLC,

as Borrower,

TRIPLEPOINT PRIVATE VENTURE CREDIT INC.,

individually and as Collateral Manager and as Equityholder,

THE LENDERS PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent,

DEUTSCHE BANK AG, NEW YORK BRANCH AND MUFG UNION BANK, N.A.,

as Joint Lead Arrangers,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Paying Agent and as Collection Account Bank,

U.S. BANK NATIONAL ASSOCIATION,

as Custodian,

and

VERVENT INC.,

as Backup Collateral Manager

TABLE OF CONTENTS

Page
ARTICLE I	DEFINITIONS	1

Section 1.1	Defined Terms.	1
Section 1.2	Other Definitional Provisions.	~~53~~54

ARTICLE II	THE FACILITY, ADVANCE PROCEDURES AND NOTES	~~55~~56

Section 2.1	Advances and Approvals.	~~55~~56
Section 2.2	Funding of Advances.	56
Section 2.3	Notes.	57
Section 2.4	Repayment and Prepayments.	~~57~~58
Section 2.5	Calculation of Discount Factor.	~~58~~59
Section 2.6	Defaulting Lenders.	~~58~~59
Section 2.7	Replacement of Lenders.	~~59~~60
Section 2.8	Extension of Scheduled Facility Termination Date.	~~60~~61
Section 2.9	Increase of Facility Amount.	61

ARTICLE III	YIELD, FEES, ETC.	~~61~~62

Section 3.1	Yield.	~~61~~62
Section 3.2	Yield Payment Dates.	~~61~~62
Section 3.3	Yield Calculation.	62
Section 3.4	Computation of Yield.	~~62~~63

ARTICLE IV	PAYMENTS; TAXES	~~62~~63

Section 4.1	Making of Payments.	~~62~~63
Section 4.2	Due Date Extension.	~~62~~63
Section 4.3	Taxes.	~~62~~63

i

ARTICLE V	INCREASED COSTS, ETC.	~~66~~67

Section 5.1	Increased Costs.	~~66~~67
Section 5.2	Funding Losses.	~~67~~68

ARTICLE VI	EFFECTIVENESS; CONDITIONS TO ADVANCES	~~68~~69

Section 6.1	Effectiveness.	~~68~~69
Section 6.2	Advances.	70

ARTICLE VII	ADMINISTRATION AND MANAGEMENT OF TRANSFERRED CONTRACTS	~~71~~72

Section 7.1	Retention and Termination of the Collateral Manager.	~~71~~72
Section 7.2	Duties of the Collateral Manager.	~~73~~74
Section 7.3	Representations and Warranties of the Collateral Manager.	~~75~~76
Section 7.4	Covenants of the Collateral Manager.	78
Section 7.5	Collateral Management Fee; Payment of Certain Expenses by Collateral Manager; Backup Collateral Manager Fee.	81
Section 7.6	Distribution Date Statement.	~~81~~82
Section 7.7	Annual Statement as to Compliance; Notice of Collateral Manager Default.	~~81~~82
Section 7.8	Audit of Transferred Contracts.	~~81~~82
Section 7.9	Access to Certain Documentation and Information Regarding Contracts.	82
Section 7.10	Certain Duties and Representations of Backup Collateral Manager.	~~83~~84
Section 7.11	Consequences of a Collateral Manager Default.	85
Section 7.12	Appointment of Backup Collateral Manager as Successor Collateral Manager.	~~85~~86
Section 7.13	Lockbox Accounts.	~~85~~86
Section 7.14	Payments in Respect of Ineligible Contracts.	~~86~~87
Section 7.15	Substitution of Contracts Pursuant to Technology Exchange Option.	~~86~~87

Section 7.16	Repurchase.	~~87~~88
Section 7.17	Contracts Subject to Retained Interest Provisions.	~~87~~88
Section 7.18	Optional Offer to Sell.	~~87~~88

ARTICLE VIII	ACCOUNTS; PAYMENTS	~~89~~90

Section 8.1	Borrower Accounts.	~~89~~90
Section 8.2	Collateral Manager Reimbursements.	~~90~~91
Section 8.3	Application of Collections.	~~90~~91
Section 8.4	Additional Deposits.	~~90~~91
Section 8.5	Distributions.	~~91~~92
Section 8.6	Fees.	~~93~~94
Section 8.7	Net Deposits.	~~93~~94
Section 8.8	Required Warrant Reserve.	~~93~~94

ARTICLE IX	REPRESENTATIONS AND WARRANTIES	~~94~~95

Section 9.1	Organization and Good Standing.	~~94~~95
Section 9.2	Due Qualification.	~~94~~95
Section 9.3	Power and Authority.	~~94~~96
Section 9.4	Security Interest; Binding Obligations.	~~95~~96
Section 9.5	No Violation.	~~95~~96
Section 9.6	No Proceedings.	~~95~~96
Section 9.7	No Consents.	~~96~~97
Section 9.8	Solvency.	~~96~~97
Section 9.9	Tax Treatment.	~~96~~97
Section 9.10	Compliance With Laws.	~~96~~97
Section 9.11	Taxes.	~~96~~97
Section 9.12	Certificates.	~~97~~98
Section 9.13	No Liens, Etc.	~~97~~98

Section 9.14	Purchase and Sale.	~~97~~98
Section 9.15	Information True and Correct.	~~97~~98
Section 9.16	ERISA Matters.	~~97~~99
Section 9.17	Financial or Other Condition.	~~98~~99
Section 9.18	Investment Company Status.	~~98~~99
Section 9.19	Eligible Contract Payments.	~~98~~99
Section 9.20	Use of Proceeds.	~~98~~99
Section 9.21	Separate Existence.	~~98~~99
Section 9.22	Investments.	~~99~~100
Section 9.23	Transaction Documents.	~~99~~100
Section 9.24	Ownership of the Borrower.	~~99~~100
Section 9.25	Anti-Terrorism, Anti-Money Laundering.	~~99~~100
Section 9.26	Anti-Bribery and Corruption.	~~100~~101
Section 9.27	Volcker Rule.	~~101~~102
Section 9.28	AIFMD.and UK AIFM Regulation.	~~101~~ 102
Section 9.29	EEA/UK Financial Institution.	~~101~~102

ARTICLE X	COVENANTS	~~101~~102

Section 10.1	Protection of Security Interest of the Secured Parties.	~~101~~102
Section 10.2	Other Liens or Interests.	~~102~~103
Section 10.3	Costs and Expenses.	~~102~~103
Section 10.4	Reporting Requirements.	~~102~~104
Section 10.5	Separate Existence.	~~103~~104
Section 10.6	Hedging Agreements.	~~106~~107
Section 10.7	Tangible Net Worth.	~~108~~109
Section 10.8	Minimum Equity Condition.	~~108~~109
Section 10.9	Stock, Merger, Consolidation, Etc.	~~108~~109
Section 10.10	Change in Name.	~~108~~109

Section 10.11	Indebtedness; Guarantees.	~~108~~110
Section 10.12	Limitation on Acquisitions.	~~109~~110
Section 10.13	Documents.	~~109~~110
Section 10.14	Preservation of Existence.	~~109~~110
Section 10.15	Keeping of Records and Books of Account.	~~109~~110
Section 10.16	Accounting Treatment.	~~109~~111
Section 10.17	Limitation on Investments.	~~110~~111
Section 10.18	Distributions.	~~110~~111
Section 10.19	Performance of Borrower Assigned Agreements.	~~110~~111
Section 10.20	Notice of Material Adverse Claim.	~~110~~112
Section 10.21	Delivery of Original Promissory Notes.	~~111~~112
Section 10.22	Further Assurances; Financing Statements.	~~111~~113
Section 10.23	Risk Retention Requirements.	~~112~~113
Section 10.24	Taxes.	~~113~~115
Section 10.25	ERISA.	~~114~~115
Section 10.26	Policies and Procedures for Sanctions.	~~114~~115
Section 10.27	Compliance with Sanctions.	~~114~~115
Section 10.28	Compliance with Anti-Money Laundering.	~~114~~115
Section 10.29	Ineligible Collateral.	~~114~~115

ARTICLE XI	THE BACKUP COLLATERAL MANAGER	~~114~~116

Section 11.1	Limitation on Liability of Backup Collateral Manager.	~~114~~116
Section 11.2	Covenants and Representations and Warranties of the Backup Collateral Manager.	~~117~~118

ARTICLE XII	THE CUSTODIAN	~~118~~119

Section 12.1	Delivery of Contract Files; Custodian to Act as Agent.	~~118~~119
Section 12.2	Contract File Certification.	~~119~~120
Section 12.3	Obligations of the Custodian.	~~121~~122

v

Section 12.4	Release of Contract Files.	~~123~~124
Section 12.5	Removal or Resignation of the Custodian.	~~124~~125
Section 12.6	Examination of Contract Files.	~~125~~126
Section 12.7	Insurance of the Custodian.	~~126~~127
Section 12.8	Representations and Warranties.	~~126~~127
Section 12.9	Statements.	~~126~~127
Section 12.10	No Adverse Interest of the Custodian.	~~126~~128
Section 12.11	Lost Note Affidavit.	~~127~~128
Section 12.12	Reliance of the Custodian.	~~127~~128
Section 12.13	Term of Custody.	~~127~~128
Section 12.14	Tax Reports.	~~127~~128
Section 12.15	Transmission of Contract Files.	~~127~~128
Section 12.16	Further Rights of the Custodian.	~~128~~129
Section 12.17	Custodian Compensation.	~~130~~131
Section 12.18	Compliance with Applicable Banking Law.	~~130~~131
Section 12.19	Securities Custodian.	~~130~~131
Section 12.20	Transfer of Custodian.	132

ARTICLE XIII	GRANT OF SECURITY INTEREST	~~131~~133

Section 13.1	Borrower’s Grant of Security Interest.	~~131~~133
Section 13.2	Borrower Remains Liable.	~~132~~134
Section 13.3	Release of Collateral.	~~133~~135
Section 13.4	Certain Remedies.	~~133~~135
Section 13.5	Limitation on Duty of Facility Agent in Respect of Collateral.	~~135~~137

ARTICLE XIV	FACILITY TERMINATION EVENTS	~~135~~137

Section 14.1	Facility Termination Events.	~~135~~137
Section 14.2	Effect of Facility Termination Event.	~~138~~140

Section 14.3	Rights Upon Facility Termination Event.	~~139~~141

ARTICLE XV	THE AGENTS	~~140~~142

Section 15.1	Appointment.	~~140~~142
Section 15.2	Delegation of Duties.	~~140~~142
Section 15.3	Exculpatory Provisions.	~~140~~142
Section 15.4	Reliance by Note Agents.	~~141~~143
Section 15.5	Notices.	~~141~~143
Section 15.6	Non-Reliance on Note Agents.	~~141~~143
Section 15.7	Indemnification.	~~142~~144
Section 15.8	Successor Agent.	~~143~~145
Section 15.9	Note Agents in their Individual Capacity.	~~143~~145
Section 15.10	Compliance with Applicable Banking Law.	~~143~~145
Section 15.11	The Paying Agent.	~~143~~145

ARTICLE XVI	ASSIGNMENTS	~~147~~149

Section 16.1	Restrictions on Assignments.	~~147~~149
Section 16.2	Documentation.	~~147~~149
Section 16.3	Rights of Assignee.	~~147~~149
Section 16.4	Notice of Assignment by Lenders.	~~147~~149
Section 16.5	Registration; Registration of Transfer and Exchange.	~~148~~150
Section 16.6	Mutilated, Destroyed, Lost and Stolen Notes.	~~149~~151
Section 16.7	Persons Deemed Owners.	~~149~~151
Section 16.8	Cancellation.	~~149~~151
Section 16.9	Participations; Pledge.	~~150~~152
Section 16.10	Reallocation of Advances.	~~150~~152

ARTICLE XVII	INDEMNIFICATION	~~151~~153

Section 17.1	Borrower Indemnity.	~~151~~153

Section 17.2	Collateral Manager Indemnity.	~~153~~155
Section 17.3	Contribution.	~~153~~155

ARTICLE	XVIII MISCELLANEOUS	~~154~~156

Section 18.1	No Waiver; Remedies.	~~154~~156
Section 18.2	Amendments, Waivers.	~~154~~156
Section 18.3	Notices, Etc.	~~155~~157
Section 18.4	Costs, Expenses and Taxes.	~~155~~157
Section 18.5	Binding Effect; Survival.	~~156~~158
Section 18.6	Captions and Cross References.	~~156~~158
Section 18.7	Severability.	~~157~~159
Section 18.8	GOVERNING LAW.	~~157~~159
Section 18.9	Counterparts; Electronic Execution.	~~157~~159
Section 18.10	WAIVER OF JURY TRIAL.	~~157~~159
Section 18.11	No Proceedings.	~~157~~159
Section 18.12	Limited Recourse to the Lenders.	~~158~~160
Section 18.13	ENTIRE AGREEMENT.	~~158~~160
Section 18.14	Confidentiality.	~~159~~161
Section 18.15	Replacement of Lenders.	~~159~~161
Section 18.16	No Advisory or Fiduciary Responsibility.	~~160~~162
Section 18.17	Option to Acquire Rating.	~~161~~163
Section 18.18	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.	~~161~~163
Section 18.19	Acknowledgement Regarding Any Supported QFCs.	~~161~~163

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Electronic Asset Approval Request
EXHIBIT C-3	Form of Electronic Asset Approval Notice
EXHIBIT D	Form of Distribution Date Statement
EXHIBIT E	Form of Custodian Certification
EXHIBIT F-1	Request for Release
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G	Executive Officers of Custodian
EXHIBIT H	Form of Collateral Manager’s Acknowledgement
EXHIBIT I	Section 4.3 Certificate
EXHIBIT J-1	Required Contract Files
EXHIBIT J-2	Securities Documents
EXHIBIT K	PitchBook Industry Codes
EXHIBIT L	Form of Joinder Agreement
EXHIBIT M	Form of Borrowing Base Certificate

SCHEDULE 7.13	Lockbox Accounts
SCHEDULE 8.1	Borrower Accounts

ANNEX I	Credit and Collection Policy

i

RECEIVABLES FINANCING AGREEMENT

THIS RECEIVABLES FINANCING AGREEMENT (this “Agreement”) is made and entered into as of July 15, 2020, among TPVC FUNDING COMPANY LLC, a Maryland limited liability company (the “Borrower”), TRIPLEPOINT PRIVATE VENTURE CREDIT INC., a Maryland corporation, in its individual capacity (“TPVC”) and as collateral manager (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Manager”) and as sole equityholder of the Borrower (the “Equityholder”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, U.S. BANK NATIONAL ASSOCIATION, as Custodian (as hereinafter defined), VERVENT INC., as Backup Collateral Manager (as hereinafter defined), DEUTSCHE BANK TRUST COMPANY AMERICAS, as paying agent (in such capacity, the “Paying Agent”) and as Collection Account Bank (as hereinafter defined), DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”) and DEUTSCHE BANK AG, NEW YORK BRANCH and MUFG UNION BANK, N.A. as Joint Lead Arrangers (each such party, in such capacity, the “Joint Lead Arrangers”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Collateral Manager, the Backup Collateral Manager and the Custodian to perform certain collateral management functions related to the Transferred Contracts (as defined herein) and the Borrower Collateral (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Collateral Manager, the Backup Collateral Manager and the Custodian each desire to perform certain functions related to the Transferred Contracts and the Borrower Collateral on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Account Agreement” means the Account Bank Agreement, dated as of the date hereof, among Deutsche Bank Trust Company Americas, as account bank, the Collateral Manager, the Borrower and the Facility Agent that governs the Borrower Accounts.

“Account Collateral” has the meaning set forth in Section 13.1.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date; provided that, solely for the purpose of the Commitment Fee, “Accrual Period” means, with respect to any Commitment Fee Distribution Date, the period from and including the previous Commitment Fee Distribution Date through and including the day preceding such Commitment Fee Distribution Date.

“Administrative Agreement” means the Administrative Services and Premises Agreement, dated as of the date hereof, by and between TPVC and the Borrower (or any other agreement containing substantially similar terms and acceptable to the Facility Agent).

“Advance” and “Advances” have the meanings set forth in Section 2.1(a). “Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” means ~~50~~55%; provided that after the Maturity Date, the Advance Rate shall be 0%; provided, further, that the Advance Rate may be permanently reduced as set forth in Section 8.8(c).

“Advance Request” has the meaning set forth in Section 2.2.

“Adverse Claim” means any claim of ownership or any Lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien or security interest, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan); provided, however, for the avoidance of doubt, at no time shall TPC or any of its Affiliates be deemed to be an Affiliate of the Borrower or TPVC; provided, further, that for purposes of Section 10.12, “Affiliate” of the Borrower or TPVC shall not include any Person controlled by, or under common control with, the Borrower or TPVC as a result of any Portfolio Investment. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:

(a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners; or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agented Contract” means one or more Contracts entered into by an Obligor as part of a syndicated transaction wherein (i) the Contract is originated in accordance with the Credit and Collection Policy (without regard to any contemporaneous or subsequent syndication of such Contract), (ii) if TPVC or any of its Affiliates is the agent, the Contract Files with respect thereto are delivered to the Custodian in accordance with this Agreement and, otherwise, the Contract Files are held by the related agent and (iii) the Borrower has all of the rights of a lender or lessor with respect to such Contract and the Related Security, which have been transferred to the Borrower with respect to such Contract, but none of the obligations as such obligations relate to the Retained Interest.

“Aggregate Contracts Balance” means, as of any date, the Aggregate Outstanding Principal Balance for all Transferred Contracts minus the Aggregate Outstanding Principal Balance of all Ineligible Contracts.

“Aggregate Notional Amount” means, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.

“Aggregate Outstanding Principal Balance” means, with respect to any designated group of Contracts as of any date, the equivalent in Dollars, as determined by the Collateral Manager using the Applicable Exchange Rate, of the sum of the outstanding Principal Balances of all Contract Payments due under such Contracts as at 11:59 p.m. (New York City time) on the immediately preceding Business Day.

“Aggregate Unfunded Amount” means, as of any date of determination, the equivalent in Dollars, as determined by the Collateral Manager using the Applicable Conversion Rate, of the sum of the unfunded commitments and all other standby or contingent commitments associated with each revolving loan facility included in the Borrower Collateral as of such date only to the extent such unfunded commitments and other standby or contingent commitments have been assigned to and assumed by Borrower. The Aggregate Unfunded Amount shall not include any commitments under any such revolving loan facility that has expired, terminated or been reduced to zero, or to the extent such commitments have not been assigned to or assumed by Borrower (that is, the funding obligation remains with TPVC, and shall be reduced concurrently (and upon notice thereof to the Facility Agent) with each documented reduction in commitments of the Borrower under such revolving loan facility).

“AIF” has the meaning given to the term under the AIFMD and/or UK AIFM Regulations as relevant.

“AIFM” has the meaning given to the term under the AIFMD and/or UK AIFM Regulations as relevant.

“AIFMD” means (a) Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification) and (b) any applicable law of a member state of the European Union implementing the AIFMD.

“Agreement” has the meaning set forth in the Preamble.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a) the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate;

(b) ½ of one percent above the Federal Funds Rate; and

(c) 0.50%.

“Alternative Rate” for any Advance means a rate per annum equal to the LIBOR Rate for such Advance or portion thereof; provided, however, that in the case of:

(a) any day on or after the first day on which a Committed Lender shall have notified the Facility Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Alternative Rate set forth above (and such Committed Lender shall not have subsequently notified such Agent that such circumstances no longer exist), or

(b) any period in the event the LIBOR Rate is not reasonably available to any Lender for such period,

the “Alternative Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such fixed period.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period (excluding any Collections necessary to settle Eligible Contract Payments), and any amounts paid into the Collection Account under any Hedging Agreement with respect to the Accrual Period ending on the day preceding such Distribution Date, plus (b) any investment income earned on amounts on deposit in the Collection Account and the Lockbox Accounts since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account since the last day of the related Collection Period, plus (d~~) any amounts on deposit in the Warrant Reserve Account that are designated as Amount Available by the Collateral Manager in accordance with Section 8.8, plus (e)~~ any amounts (including investment income) on deposit in the Warrant Reserve Account ~~in excess of the Required Retained Warrant Proceeds Amount.~~that are designated as Amount Available by the Collateral Manager in accordance with Section 8.8.

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.26.

“Anti-Money Laundering Laws” has the meaning set forth in Section 9.25.

“Applicable Banking Law” means, for any Person, all existing and future laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Conversion Rate” means, (x) for an actual currency exchange, the GBP-Dollar spot rate or the Euro-Dollar spot rate, as applicable, obtained by the Collateral Manager through customary banking channels, including the Facility Agent’s own banking facilities or (y) for all other purposes, the GBP-Dollar spot rate or the Euro-Dollar spot rate, as applicable, that appeared in the Wall Street Journal for GBP or Euro at the end of the immediately preceding Business Day.

“Applicable Exchange Rate” means with respect to any Contract denominated and payable in Euros or GBPs on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Collateral Manager) to acquire such currency on the related cut-off date and (b) the Applicable Conversion Rate for such currency.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) prior to the Scheduled Facility Termination Date and the Maturity Date, ~~3.50~~3.00% per annum, (ii) after the Scheduled Facility Termination Date but prior to the Maturity Date, ~~4.50~~4.00% per annum and (iii) on and after the occurrence of a Facility Termination ~~Date~~Event, ~~7.50~~7.00% per annum for all Advances (or any portion thereof) which shall be funded at the Alternate Base Rate.

“APR” of a Contract means, in the case of a Loan, the interest rate or annual rate of finance charges used to determine periodic payments with respect to the related Contract Payment or, in the case of a Lease, the Imputed Lease Rate.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis based on the quarterly financial statements and/or annual financial statements, as applicable, of TPVC, without duplication, of (a) the fair market value of the total assets of TPVC and its consolidated Subsidiaries as required by, and in accordance with, GAAP and Applicable Law and any orders of the Securities and Exchange Commission issued to TPVC, to be determined by the Board of Directors of TPVC and reviewed by its auditors on a quarterly basis, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of TPVC and its consolidated Subsidiaries, to (b) the aggregate amount of Indebtedness of TPVC and its consolidated Subsidiaries, in each case as determined pursuant to the Investment Company Act, and any orders of the Securities and Exchange Commission issued to or with respect to TPVC thereunder, including any exemptive relief granted by the Securities and Exchange Commission with respect to the indebtedness of any SBIC Subsidiary; provided that unfunded commitments of TPVC and/or Borrower shall not be considered Indebtedness for purposes of this definition.

“Asset Approval Notice” means an electronic notice from the Facility Agent to Borrower and each Lender containing the information from Exhibit C-3 and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental pledge) of one or more Contracts.

“Asset Approval Request” means an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-2 or (ii) notifies the Facility Agent that the information required by Exhibit C-2 has been posted to the relevant data site and (b) requests the approval of the Facility Agent, in its sole discretion, of one or more Contracts.

~~“Availability Block” means, as of any date of determination, an amount necessary to maintain an Effective Advance Rate at or below 45%, assuming for the purposes of this calculation that Advances outstanding shall be equal to the lowest of (i) the Facility Amount, (ii) the Borrowing Base and (iii) the Maximum Availability.~~

“Backup Collateral Manager” means Vervent Inc. solely in its capacity as Backup Collateral Manager, together with its successors and permitted assigns in such capacity which, so long as no Unmatured Collateral Manager Default, Collateral Manager Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing, are reasonably acceptable to TPVC.

“Backup Collateral Manager Fee” means, for any Distribution Date, the amount payable to the Backup Collateral Manager as its regular fee on such Distribution Date pursuant to the Backup Collateral Manager Fee Letter.

“Backup Collateral Manager Fee Letter” means (a) that certain schedule of fees of Vervent Inc., as Backup Collateral Manager, acknowledged by the Collateral Manager and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent and (b) any letter agreement(s) or schedule of fees entered into by TPVC, the Equityholder and the Borrower, with the consent of the Facility Agent, with a substitute Backup Collateral Manager in replacement of the schedule of fees referred to in clause (a) above relating to fees payable to such substitute Backup Collateral Manager.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published in May 2018 to comply with the Financial Crimes Enforcement Network customer due diligence rules.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, or (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Accounts” has the meaning set forth in Section 8.1(c).

“Borrower Assigned Agreements” has the meaning set forth in Section 13.1(c).

“Borrower Collateral” has the meaning set forth in Section 13.1.

“Borrowing Base” means, on any day, (i) the product of the Advance Rate and the Aggregate Contracts Balance for all Transferred Contracts on such date minus (ii) the Excess Concentration Amount minus (iii) the Aggregate Unfunded Amount plus (iv) the equivalent in Dollars of all Principal Collections on deposit in the Collection Account (as determined by the Collateral Manager using the Applicable Conversion Rate) ~~minus (v) the Availability Block~~.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, Menlo Park, California, Minneapolis, Minnesota, Florence, South Carolina, Boston, Massachusetts or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or government decree to remain closed.

“Capped Fees/Expenses - Backup Collateral Manager” means, at any time, fees, costs and expenses due at such time (if any) to the Backup Collateral Manager under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Backup Collateral Manager under the Transaction Documents in any calendar year do not exceed $35,000; provided that amounts in excess of such cap may be allocated to and charged during the following calendar year (to the extent they do not exceed the $35,000 cap for such following calendar year).

“Capped Fees/Expenses - Custodian” means, at any time, fees, costs and expenses due at such time (if any) to the Custodian under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Custodian under the Transaction Documents in any calendar year do not exceed $40,000; provided that amounts in excess of such cap may be allocated to and charged during the following calendar year (to the extent they do not exceed the

$40,000 cap for such following calendar year).

“Capped Fees/Expenses - Paying Agent” means, at any time, fees, costs and expenses due at such time (if any) to the Paying Agent under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Paying Agent under the Transaction Documents in any calendar year do not exceed $40,000; provided that amounts in excess of such cap may be allocated to and charged during the following calendar year (to the extent they do not exceed the $40,000 cap for such following calendar year).

“Carrying Costs” means, for any Accrual Period, the sum of (i) the aggregate amount of Yield accrued during such Accrual Period with respect to all Advances outstanding during such Accrual Period plus (ii) all unpaid amounts due and payable to the Hedge Counterparty as of the last day of such Accrual Period plus (iii) 2.00% of the Facility Amount.

“Casualty Loss” means, with respect to any item of Contract Collateral, the loss, theft, damage beyond repair or governmental condemnation or seizure of such item of Contract Collateral.

“Certification” has the meaning set forth in Section 12.2. name on the signature pages to this Agreement or the assignment by which such Committed Lender became a party to this Agreement or assumed the Commitment (or a portion thereof) of another Committed Lender pursuant to the assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XVI or pursuant to a Joinder Agreement executed and delivered pursuant to Article XVI, in each case with notice to the Paying Agent and Facility Agent and (b) on and after the Facility Termination Date, such Committed Lender’s pro rata share of all Advances outstanding.

“Commitment Fee” means, from (and including) the Effective Date until (but excluding) the earlier of (a) the date following the Facility Termination Date and (b) the date the Borrower permanently reduces the aggregate outstanding amount of Advances and Yield with respect thereto to zero and terminates this Agreement, a fee payable in accordance with the terms and conditions of this Agreement for each day in such period equal to the product of (x)  the difference between the aggregate Commitments for all the Committed Lenders in the such Lender Group on such day minus the aggregate principal amount of outstanding Advances funded by such Lender Group on such day, times (y) the Commitment Fee Rate times (z) 1/360. Such Commitment Fee shall be paid in arrears, on the related Distribution Date (if paid on or prior to July 2021) and on the related Commitment Fee Distribution Date (if paid after July 2021) and on the earlier of the Maturity Date and the date on which the aggregate amount of Advances outstanding and Yield with respect thereto shall have been reduced to zero, in the amount of such Commitment Fee that shall have accrued during the preceding Accrual Period or other period then ending and which shall not have been previously paid

“Commitment Fee Distribution Date” means the 15th day of each January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day, commencing in October 2021.

“Commitment Fee Rate” means a rate per annum equal to 0.25%

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment agreement or a Joinder Agreement in accordance with Article XVI) in accordance with the terms of this Agreement.

“Conduit Advance Termination Date” means, with respect to a Conduit Lender, the date of the delivery by such Conduit Lender to the Borrower of written notice that such Conduit Lender elects, in its sole discretion, to permanently cease funding Advances hereunder.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Continued Errors” has the meaning set forth in Section 11.1(g).

“Contract” means any Lease or Loan.

“Contract Collateral” means any tangible, personal or mixed property that is the subject of a Lease or that is security for a Loan together with the Related Security but excluding any Retained Interest.

manner or for any purpose which would result in any material risk of liability being imposed upon TPVC, the Borrower or the Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or orders related to or addressing the environment, health or safety;

(oo) which, if arising under a Lease, in the event of a Casualty Loss, the related Obligor, at such Obligor’s expense, has the option either to (1) replace the related Contract Collateral with property of the same or better model, type, manufacturer and configuration, or (2) pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease;

(pp) which, if arising under a Lease, such Lease does not allow any purchase option under such Lease to be performed unless and until all Scheduled Contract Payments due, or to become due, under such Lease have been paid in full in cash, the related Obligor pays an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease or the collateral securing such Lease has been exchanged under the Technology Exchange Option offered by the Borrower, the Equityholder and TPVC to certain Obligors;

(qq) which is not a Contract that is primarily secured by real property or which, if arising under a Loan, is not a single-purpose real estate based loan, a construction loan or a project finance loan;

(rr) which, (i) if arising under a TPC Growth Stage Contract, the Obligor thereunder has a Debt-to-Equity Ratio that does not exceed ~~90~~100% and (ii) if arising under a TPC Venture Stage Contract, the Obligor thereunder has a Debt-to-Equity Ratio that does not exceed 75%;

(ss) which, if arising under a Contract consisting of a master agreement and related schedules, either (i) the Borrower, the Equityholder, TPVC or their Affiliates shall have funded against all loans and/or leases identified on all such schedules and all such loans and/or leases shall constitute Borrower Collateral under this Agreement or (ii) (A) no Contract Collateral securing any loans and/or leases funded by the Borrower shall be included as part of the collateral securing any loans and/or leases funded by any other Person or (B) an intercreditor agreement in form and substance satisfactory to the Facility Agent shall be in effect no later than the date such Contract was acquired by the Borrower, between the Borrower and each other lessor and/or lender with respect to any such loans and/or leases not funded by the Borrower hereunder;

(tt) which arises under a Contract that contains provisions customary to similar financing agreements for the Contract Collateral to enable TPVC (or its assignees, including the Borrower and the Facility Agent) to realize against the Contract Collateral related thereto (to the extent such Contract Collateral secures or supports the payment of the Contract), including provisions that the lessor or lender party providing the financing thereunder, as applicable, may accelerate all remaining Contract Payments if the Obligor is in default under any of its obligations under such Contract;

(c) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with (i) Eligible Contract Payments owing by Obligors in the Industry with the highest Aggregate Outstanding Principal Balance over 35% of the Aggregate Contracts Balance of all Transferred Contracts, (ii) Eligible Contract Payments owing by Obligors in the Industry with the second highest Aggregate Outstanding Principal Balance over 20% of the Aggregate Contracts Balance of all Transferred Contracts and (iii) Eligible Contract Payments owing by Obligors in any other Industry over 15% of the Aggregate Contracts Balance of all Transferred Contracts;

(d) the sum of the excesses, for all Transferred Contracts, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments owing by Obligors in each of TPVC’s groups of business segments set forth in the table below with initial stated maturities (from the related date of origination) greater than the periods set forth in the first column of such table over the percentages of the Aggregate Contracts Balance of all Transferred Contracts set forth opposite such period for such business segment:

Period	TPC Growth Stage Contract		TPC Venture Stage Contract
greater than 42 months	N/A	%	25%
greater than 48 months	N/A	%	3%
greater than 60 months	0%		0%

(e) (i) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with (1) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S. or are organized in an Eligible Jurisdiction other than the U.S. over ~~15~~20% of the Aggregate Contracts Balance of all Transferred Contracts and (2) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S., the United Kingdom or Germany or are organized in an Eligible Jurisdiction other than the U.S., United Kingdom or Germany over ~~5~~10% of the Aggregate Contracts Balance of all Transferred Contracts and (ii) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Growth Stage Contracts with (1) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S. or are organized in an Eligible Jurisdiction other than the U.S. over 20% of the Aggregate Contracts Balance of all Transferred Contracts and (2) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S., the United Kingdom or Germany or are organized in an Eligible Jurisdiction other than the U.S., United Kingdom or Germany over 10% of the Aggregate Contracts Balance of all Transferred Contracts;

(f) (i) the excess, if any, of the Aggregate Outstanding Principal Balance of all Agented Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments owing by Obligors (1) for which the Borrower, the Equityholder or Collateral Manager does not possess the power to control the actions of the facility under which origination thereof over 33% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts that are TPC Growth Stage Contracts that satisfy clause (1) of the definition thereof may be up to 10% of the Aggregate Contracts Balance of all Transferred Contracts;

(m) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments relating to Obligors that have a Debt-to-Equity Ratio greater than 40%, collectively over 5% of the Aggregate Contracts Balance of all Transferred Contracts;

(n) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with respect to which the fully executed original of each related promissory note has not been delivered to the Custodian (to the extent permitted by Section 10.21) over 15% of the Aggregate Contracts Balance of all Transferred Contracts;

(o) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Growth Stage Contracts and are Deferrable Contracts (and are not Excluded Deferrable Contracts) over 15% of the Aggregate Contracts Balance of all Transferred Contracts that are TPC Growth Stage Contracts;

(p) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Product 4 Contracts with Eligible Contract Payments over 25% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments that are Product 4 Contracts may be up to 10% of the Aggregate Contracts Balance of all Transferred Contracts;

(q) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Product 5 Contracts with Eligible Contract Payments over (i) until the six month anniversary of the Effective Date, 30% of the Aggregate Contracts Balance of all Transferred Contracts and (ii) thereafter, 25% of the Aggregate Contracts Balance of all Transferred Contracts;

(r) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Product 6 Contracts with Eligible Contract Payments over 50% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments that are Product 6 Contracts may be up to 25% of the Aggregate Contracts Balance of all Transferred Contracts; and

(s) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are denominated in an Eligible Currency other than Dollars over ~~15~~25% of the Aggregate Contracts Balance of all Transferred Contracts.

“Excluded Amounts” means any amounts relating to diligence, legal, facility, tax, filing, insurance, maintenance and ancillary products and services.

“Excluded Deferrable Contract” means a Deferrable Contract that (a) has a required cash pay interest component that is greater than 50% of the total interest rate of such Contract and (b) has a required cash pay interest component equal to or greater than 9.00%.

“Excluded Taxes” has the meaning set forth in Section 4.3(e).

“Executive Officer” means, with respect to the Borrower, the Collateral Manager or TPVC, the Chief Executive Officer, President, the Chief Operating Officer or the Chief Financial Officer of such Person, with respect to the Custodian, the individuals listed on Exhibit G, and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Extending Lender Group” has the meaning set forth in Section 2.8(a). “Extension Request” has the meaning set forth in Section 2.8(a). “Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the Facility Termination Date, $~~250,000,000~~200,000,000 as such amount may be reduced pursuant to Section 2.4 or increased pursuant to Section 2.9 and (b) thereafter, the Advances outstanding.

“Facility Termination Date” means the earliest to occur of (i) the Scheduled Facility Termination Date, and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 14.2.

“Facility Termination Event” means any of the events described in Section 14.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means each letter agreement among a Lender, the Borrower and TPVC described in Section 8.6.

“Fees” means the Prepayment Fee and those certain other fees payable by the Borrower under the Transaction Documents in accordance with the provisions set forth in Section 8.6.

displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in Dollars are offered by the principal office of the Facility Agent in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period of three months.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means each Contract identified on the Schedule of Contracts attached to an Advance Request that is not a Lease.

“Loan Originations and Revisions” has the meaning set forth in Section 10.23(d).

“Lockbox Account” means the lockbox account to which the Obligors are directed to remit Contract Payments in accordance with this Agreement.

“Lockbox Agreement” means each agreement among a Lockbox Bank, the Borrower and the Facility Agent that governs one or more Lockbox Accounts.

“Lockbox Bank” means any institution acceptable to the Facility Agent at which a Lockbox Account is kept.

“Majority Lender” means Required Lenders; provided that, in addition to the foregoing, if there are (x) only two (2) Lenders at such time, both Lenders shall be required to constitute “Majority Lenders” and (y) more than two (2) Lenders at such time, at least two (2) unaffiliated Lenders shall be required to constitute “Majority Lenders”; provided that for purposes of this definition, Deutsche Bank AG, London Branch shall be considered unaffiliated with DBNY.

“Maturity Date” means the earlier of (i) the date that is ~~twenty-four~~eighteen (~~24~~18) months after the Facility Termination Date and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 14.2.

“Maximum Availability” means, as of any date of determination, the difference of (i) the Facility Amount minus (ii) the balance of all unfunded Advances approved but not yet funded minus (iii) the product of the Aggregate Unfunded Amount and the Advance Rate as of such date of determination.

“Measurement Date” means each of the following, as applicable: (i) each Distribution Date; (ii) each Advance Date; (iii) the date of any repayment or prepayment pursuant to Section 2.4; (iv) each of the date that the Collateral Manager (x) has actual knowledge of the occurrence of any Revaluation Event with respect to any Contract and (y) has given notice thereof to the Facility Agent; (v) the date of any optional sale, repurchase or substitution pursuant to Section 7.14, Section 7.15 or Section 7.16, as applicable; and (vi) Scheduled Facility Termination Date.

“Minimum Equity Condition” means a test that will be satisfied on any date of determination if the Funded Equity is not less than the greater of (x) the sum of the Aggregate Outstanding Principal Balance of the five Obligors with Contracts constituting the highest Aggregate Outstanding Principal Balance and (y) $25,000,000; provided that, for purposes of calculating the above, the Aggregate Outstanding Principal Balance with respect to any Obligor shall be the Aggregate Outstanding Principal Balance with respect to which such Person is an Obligor.

“Minimum Utilization Percentage” has the meaning set forth in the Fee Letters.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“Net Income” means, for any Person for any period of time, the aggregate amount of net income for such Person, after taxes, for such period, as determined in accordance with GAAP.

“Net Investment Income” means, for any Person for any period of time, the aggregate amount of net income derived from any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, after taxes, for such period, as determined in accordance with GAAP.

“Non-Exempt Person” has the meaning set forth in Section 4.3(e). “

“Non-Excluded Taxes” has the meaning set forth in Section 4.3(a).

“Non-Extending Lender Group” has the meaning set forth in Section 2.8(a).

“Non-Sustainable Obligor” means any Obligor (a) currently engaged (i) in activities within or in close proximity to World Heritage Sites that might impact the outstanding universal values of the site as defined by UNESCO, (ii) in activities located in or involving the clearing of primary tropical moist forests, illegal logging or uncontrolled and/or illegal use of fire (iii) as an upstream producer and / or processor of palm oil and palm fruit products that is not a member or certified in accordance with the Roundtable on Sustainable Palm Oil (“RSPO”) or time-bound committed toward RSPO certification, (iv) in expanding an existing or developing a new coal-fired power irrespective of location, (v) in developing greenfield thermal coal mining, or (vi)  in using mountain top removal as an extraction method in mining or (b) in relation to which there is evidence of child or forced labor in accordance with international labor conventions or other human rights violations such as slavery, forced or compulsory labor and human trafficking as defined by the Modern Slavery Act 2015.

“Note” means a promissory grid note, in the form of Exhibit A, made payable to the order of an Agent, on behalf of the related Lenders.

“Note Agent” has the meaning set forth in Section 15.1.

“Note Register” has the meaning set forth in Section 16.5(a).

Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Collateral Manager.

“Required Lenders” means, at any time, Lenders holding Advances aggregating at least 66% of all Advances outstanding or if there are no Advances outstanding, Lenders holding Commitments aggregating greater than 66% of all Commitments; provided that until the Facility Amount has been increased by at least $25,000,000, “Required Lenders” means not fewer than two Lenders holding Advances aggregating at least 66% of all Advances outstanding or if there are no Advances outstanding, not fewer than two Lenders holding Commitments aggregating greater than 66% of all Commitments.

“Required Notional Amount” means, with respect to any date of determination, the greater of (i) $25,000,000 and (ii) the outstanding principal amount of the Advances on such date of determination.

~~“Required Retained Warrant Proceeds Amount” means an amount equal to 2.50% of the Facility Amount; provided that the “Required Retained Warrant Proceeds Amount” shall equal 5.0% of the Facility Amount at any time that the Borrower fails to maintain a Debt Service Coverage Ratio greater than or equal to 1.75 to 1.00 as measured at the end of any Accrual Period; provided, further, that if the Borrower maintains a Debt Service Coverage Ratio greater than or equal to 1.75 to 1.00 for 3 consecutive Accrual Periods following such failure, the “Required Retained Warrant Proceeds Amount” shall equal 2.50% of the Facility Amount.~~

“Residual” means, with respect to any True Lease, any interest of the lessor or its assigns, as owner of underlying Contract Collateral, in the value of the related Contract Collateral after termination of such True Lease, including the proceeds from the sale or use of the Contract Collateral after the termination of such True Lease.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to (a) TPVC, the Collateral Manager or the Borrower, its Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, or any other officer or employee of TPVC, the Collateral Manager or the Borrower directly responsible for the administration or collection of the Transferred Contracts, or (b) any other Person, any Person that is not an individual, the President, any Vice-President or Assistant Vice-President, any officer within the Corporate Trust Office or the Controller of such Person, or any other officer or employee having similar functions.

“Restricted Information” has the meaning set forth in Section 10.23(b).

“Retained Economic Interest” has the meaning set forth in Section 10.23(a).

“Retained Interest” means, with respect to each Transferred Contract, the following rights and obligations in such Transferred Contract and under the related documents, which are (a) (but if such equity financing or investor bridge financing does not close within such three (3) month period, a Revaluation Event shall have been deemed to have occurred at the end of such three (3) month period);

(b) the related Obligor does not have sufficient cash reserves on hand (including the undrawn committed capital of such Obligor) to maintain its current and projected operations for the immediately following four (4) month period (as determined by TPVC, in its reasonable business judgment);

(c)  any Contract has been designated as ‘Orange (4)’ by TPVC on its Credit-Watch List;

(d) (i) with respect to a TPC Growth Stage Contract, the Obligor thereunder has a Debt-to-Equity Ratio that exceeds ~~65~~75% and (ii) with respect to a TPC Venture Stage Contract, the Obligor thereunder has a Debt-to-Equity Ratio that exceeds 50%;

(e) the related Obligor has closed its most recent round of equity financing for an amount that is less than the immediately prior round of equity financing;

(f) the related Obligor under any Contract has a Debt-to-Cash Ratio that equals or exceeds 2.00 to 1.00;

(g) any Contract Payment at any time has Rewritten Contract Payments without the consent of the Facility Agent in its sole discretion;

(h) the related Obligor fails to deliver to the Borrower or the Collateral Manager any financial reporting information (i) as required by the information, documents, records or reports respecting the Transferred Contracts or the Related Security (without giving effect to any applicable grace period thereunder) and (ii) no less frequently than quarterly; and

(i) the related Obligor undergoes a merger, acquisition or other restructuring that results in a change of control in such Obligor;

provided that the Facility Agent may include custom revaluation events other than those included in the definition of “Revaluation Event” as a condition of its approval of any Contract, as noted in the related Asset Approval Notice (and, for any Contract included in the Borrower Collateral as of the Effective Date that has yet to be approved by the Facility Agent as of such date by delivery of the related Asset Approval Notice, the Facility Agent in its sole discretion may include additional custom revaluation events until such Contract has been reviewed by the Facility Agent to its satisfaction); provided, further, that the Borrower may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such custom revaluation event no longer exists, in a manner and to the extent satisfactory to Facility Agent in its sole discretion.

“Rewritten Contract Payment” means any amendment or waiver of, or modification or supplement to, an otherwise Eligible Contract Payment which:

(g) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” (or such similar term) in a manner that is materially adverse to any Lender;

(h) results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Contract Payment was originally denominated or a change to Dollars;

(i) results in a change to or grants relief from the Borrowing Base or any related definition used therein; or

(j) results in a change to the calculation of revenue for the related Obligor.

“Sale Agreement” means the Receivables Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser, as amended, supplemented or restated from time to time.

“Sanction Target” has the meaning set forth in Section 9.25. “Sanctioned Countries” has the meaning set forth in Section 9.25. “Sanctions” has the meaning set forth in Section 9.25.

“SBCA Act” means Title VIII of the Consolidated Appropriations Act of 2018, known as the Small Business Credit Availability Act, as amended.

“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material assets of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of TPVC licensed as a small business investment company under the Small Business Investment Company Act of 1958, as amended.

“Schedule of Contracts” means the list or lists of Contracts attached to each Asset Approval Request and each Advance Request. Each such schedule shall identify the Contracts which are being transferred to the Borrower, shall set forth such information with respect to each such Contract as the Borrower or the Facility Agent may reasonably require, including all Obligor Information for such Contract, and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Advance Requests.

“Scheduled Contract Payment” means each periodic installment payable by an Obligor under a Contract for rent, principal, interest and/or unutilized/commitment fees (as applicable), excluding all supplemental or additional payments required by the terms of such Contract with respect to sales or other taxes, insurance, maintenance, ancillary products and services, late fees, penalties, default interest and other specific charges.

“Scheduled Facility Termination Date” means the earliest of (i) July 15, ~~2021~~2023 (unless a later date has been agreed to in writing by the Facility Agent and each Lender as requested by the Borrower in accordance with Section 2.8), (ii) the date on which the Interest Spread Test Termination Event occurs, (iii) an “Advanced Liquidity Event” occurs with respect to a listing of shares on a national securities exchange in connection with an initial public offering, unless TPC continues as the investment manager of the Equityholder after the effective date of any such initial public offering and (iv) a default under the constituent documents of the Equityholder.

“Second Amendment Effective Date” means July 9, 2021.

“Section 4.3 Certificate” has the meaning set forth in Section 4.3(e)(ii).

“Secured Parties” means, collectively, each Lender, the Facility Agent, the Backup Collateral Manager, the Custodian, the Paying Agent, the Collection Account Bank, each other Affected Person and Indemnified Party and Hedge Counterparty and their respective successors and assigns.

“Securities Custodian” means, the Custodian in its capacity as securities custodian as appointed in Section 12.19 hereunder.

“Securities Documents” means, the Warrant Documents and the Portfolio Investments as listed on Exhibit J-2.

“Security Deposit Collection Account” means the account designated as the Security Deposit Collection Account in, and which is established and maintained pursuant to, Section 8.1(a).

~~“Settlement Date” means, with respect to any Advance, (x) each Distribution Date and (y) the date on which the Borrower shall prepay such Advance pursuant to Section 2.4.~~

“Standard & Poor’s” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

“Structured Lender” means any Person whose principal business consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and which is required by any nationally recognized statistical rating organization which is rating such securities to obtain from its principal debtors an agreement such as that set forth in Section 18.11(a) of this Agreement in order to maintain such rating.

“Structured Lender Liquidity Arrangement” means each liquidity, credit enhancement or “back-stop” purchase or loan facility for a Lender which is a Structured Lender relating to this Agreement.

“Subject Laws” means the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

“TPC Venture Stage Contract” means any Contract made to a company that is typically (a) developing one or more products and has received initial venture funding, (b) selling one or more products or providing one or more services to an initial customer base or an established customer base but does not yet qualify as a TPC Growth Stage Contract, in each case as determined by the Collateral Manager.

“TPVC” has the meaning set forth in the Preamble.

“Transaction Documents” means this Agreement, the Notes, the Pledge Agreement, the Lockbox Agreement, the Account Agreement, the Sale Agreement, each Fee Letter, each Hedging Agreement, the Administrative Agreement, any Joinder Agreement, the Backup Collateral Manager Fee Letter, the Custodian Fee Letter, the Paying Agent Fee Letter and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Transferred Contracts delivered in connection with this Agreement.

“Transferred Contract” means each Contract which appears on an Advance Request submitted to the Facility Agent and Paying Agent by the Borrower and that is purchased pursuant to the Sale Agreement. Any Contract that is released from the Lien granted to the Facility Agent for the benefit of the Secured Parties pursuant hereto, including any Contract that is purchased by the Equityholder pursuant to Section 6.1 of the Sale Agreement following the Paying Agent’s receipt of the Repurchase Amount for such Contract, shall not be a “Transferred Contract” after such Contract is so released.

“Transition Costs” means all costs and expenses (up to an aggregate amount of $100,000) incurred by any successor Collateral Manager in connection with the transition of the duties and obligations of the Collateral Manager to such successor Collateral Manager including, for the avoidance of doubt, as described in Section 7.1(b).

“TriplePoint Agented Contract” means an Agented Contract where each lender thereon is TPC, TPVC or any of their Affiliates.

“True Lease” means a Lease which is not a Finance Lease.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK AIFM Regulations” means the UK Alternative Investment Fund Managers Regulations 2013.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Unmatured Facility Termination Event” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Facility Termination Event.

“Unmatured Collateral Manager Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Collateral Manager Default.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 18.18.

“Vendor” means, with respect to any Contract, the equipment manufacturer, dealer or distributor or other Person that provided products or services with respect to the Contract Collateral under such Contract.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warrant Asset” means the Borrower’s economic interest in any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by TPVC or the Equityholder as an “equity kicker” from the Obligor in connection with such Transferred Contract; provided that the term Warrant Asset shall in no event include the right of TPVC or the Equityholder to participate as an investor in future equity financings by an Obligor.

“Warrant Reserve Account” means the account designated as the Warrant Reserve Account in, and which is established and maintained pursuant to, Section 8.1(a).

“Weighted Interest Spread” means, as of any day of determination, the number expressed as a percentage obtained by multiplying (1) the quotient of (i) the difference between (x) the amount of Interest Collections on the Aggregate Outstanding Principal Balance received during the related Accrual Period and (y) the sum of (A) Carrying Costs for the related Accrual Period plus (B) the Collateral Management Fee for the related Accrual Period plus (C) any fees due and owing to the Facility Agent for the related Accrual Period plus (D) any fees due and owing to the Custodian for the related Accrual Period plus (E) the Backup Collateral Manager Fee for the related Accrual Period and (ii) the average Advances outstanding for such Accrual Period by (2) twelve (12).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

“Yield” means, with respect to any period, the daily interest accrued on Advances during such period as provided for in Article III.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d) The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Documents, Equipment, Financial Assets, Funds-Transfer system, General Intangibles, Instruments, Inventory, Investment Property, Proceeds, Securities Accounts, Security Certificates, Security Entitlements and Uncertificated Securities.

(e) On each date on which the Aggregate Contracts Balance or the Borrowing Base is required to be calculated hereunder, the eligibility of each of the Contracts shall be re-determined as of such calculation date and, as a consequence thereof, Contracts having Contract Payments that were Eligible Contract Payments on a prior calculation date may be later of (x) the second Business Day immediately following the receipt of such written notice by the Facility Agent, the Custodian and each Lender and (y) the date on which Lenders (which may include new Lenders) have executed such documentation as the Facility Agent may reasonably require to evidence increased Commitments or new Commitments which, together with all other Commitments in effect at such date, equal in the aggregate the Increased Facility Amount. Any amendment may, with the consent of the Facility Agent, Borrower and the Lenders or prospective lenders agreeing to the proposed increase(s), effect such amendments to this Agreement and the other Transaction Documents as may be necessary to effectuate the provisions of this Section 2.9 without the consent of any Lender not agreeing to increase its Commitment. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

ARTICLE III

YIELD, FEES, ETC.

Section 3.1 Yield. The Borrower hereby promises to pay on the dates specified in Section 3.2 Yield on the unpaid principal amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full; provided that, for purposes of all calculations of Yield and the Commitment Fee in this Agreement, the aggregate Advances outstanding on each day of such period shall be deemed to be the greater of (i) the aggregate unpaid principal amount of all outstanding Advances on such day and (ii) ~~50% of the Facility Amount~~the Minimum Utilization Percentage then in effect multiplied by the Commitments. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law.

Section 3.2 Yield and Commitment Fee Payment Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield) and the Commitment Fee (if any) shall be payable, without duplication:

(a) on the Maturity Date;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and

(c) on each Distribution Date (or, with respect to any Commitment Fee payable after July 2021, on each Commitment Fee Distribution Date).

Section 3.3 Yield Calculation. The Advances shall bear interest on each day during each Accrual Period at a rate per annum equal to the Interest Rate for such Accrual Period.

Section 4.3, any assignee, successor, or participant of an Affected Person), (i) Borrower or TPVC (as applicable) shall make all such deductions and withholdings in respect of Taxes, (ii) Borrower or TPVC (as applicable) shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other governmental authority in accordance with any requirement of law, and (iii) the sum payable by Borrower or TPVC (as applicable) shall be increased as may be necessary so that after Borrower or TPVC (as applicable) has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 4.3) the Affected Person receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than (y) Taxes that are imposed on an Affected Person’s overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which the Affected Person is organized or, in the case of an Affected Person that is a Lender, of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of the Affected Person having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Transaction Documents (in which case such Taxes will be treated as Non-Excluded Taxes) and (z) Taxes imposed by FATCA.

(b) In addition, the Borrower and TPVC hereby agree to pay any present or future stamp, recording, documentary, excise, filing, intangible, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made by such Person under or in respect of this Agreement or any other Transaction Document or from such Person’s execution, delivery, enforcement or registration of, any performance, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document (collectively, “Other Taxes”) and any liabilities (including penalties, additions to tax, interest and expenses) of such Person arising therefrom or with respect thereto.

(c) The Borrower and TPVC hereby agree to indemnify each Affected Person (including its direct or indirect beneficial owners) for, and to hold them harmless against, the full amount of Non-Excluded Taxes and Other Taxes imposed on or paid by the Affected Person (or any direct or indirect beneficial owners thereof) (as applicable) and any liabilities (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. Amounts payable by the Borrower under the indemnity set forth in this Section 4.3(c) shall be paid on the ~~Settlement~~Distribution Date occurring after the date of delivery to the Borrower of written demand therefor by the Facility Agent (which demand shall be accompanied by a statement setting forth in reasonable detail (1) the calculations of the amount being claimed, (2) the basis therefor and (3) the event by reason of which it has become so entitled); provided that such demand is delivered on or prior to the fifth Business Day prior to such ~~Settlement~~Distribution Date and otherwise on the ~~Settlement~~Distribution Date following such ~~Settlement~~Distribution Date; provided, further, that no Person shall be indemnified pursuant to this Section 4.3(c) to the extent the reason for such indemnification relates to, or arises from, the failure by such Person to comply with the provisions of Section 4.3(e) or Section 4.3(f). If any Lender receives a refund in respect of any amounts paid by the Borrower pursuant to this Section 4.3, which refund in the reasonable judgment of such Lender is allocable to such payment, it investments other than investments of the type described in clause (f) of the definition of “Permitted Investments”, the Person giving such instructions agrees to assist the Facility Agent in complying with the requirements herein with respect to such investments.

Section 8.2 Collateral Manager Reimbursements. The Collateral Manager shall be entitled to be reimbursed from amounts on deposit in, or to be deposited in, the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Collateral Manager to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Collateral Manager on the related Distribution Date pursuant to Section 8.5(a)(ii) or Section 8.5(a)(xiv), as applicable. Upon the request of the Facility Agent or any Lender, the Collateral Manager shall certify any amount to be reimbursed hereunder and shall supply such other information as may be necessary in the opinion of the Facility Agent to verify the accuracy of such certification. The Facility Agent shall not be under any obligation to make the request described in the immediately preceding sentence.

Section 8.3 Application of Collections. With respect to each Contract, payments by or on behalf of the Obligor shall be applied to interest and principal thereof to reduce the balance thereof in accordance with the terms of such Contract.

Section 8.4 Additional Deposits. On or before each Distribution Date, the Collateral Manager or the Borrower shall deposit into the Collection Account the aggregate Repurchase Amounts with respect to Repurchased Contracts. All such deposits of Repurchase Amounts shall be made in immediately available funds. Upon receipt, the Facility Agent shall remit to the Collection Account any amounts paid by a Hedge Counterparty under any Hedging Agreement.

Section 8.5 Distributions. (a) On each Distribution Date, the Paying Agent shall distribute from the Collection Account and, ~~prior to the occurrence of an Unmatured Facility Termination Event or the Facility Termination Date,~~subject to Section 8.8, the Warrant Reserve Account (as applicable), in accordance with the applicable Distribution Date Statement provided by the Collateral Manager, the Amount Available for such Distribution Date in the following order of priority:

(i) FIRST, (a) to the Borrower or TPVC, as applicable, to the extent such amounts represent Excluded Amounts or any Retained Interest and (b) to the Collection Account Bank and each Lockbox Bank, any accrued and unpaid fees and expenses for the related Collection Period, which fees and expenses shall not exceed $5,000 for any Collection Period;

(ii) SECOND, if the Collateral Manager is not TPVC, to the extent not previously paid to the Collateral Manager or otherwise by or on behalf of the Borrower, to the Collateral Manager, any accrued and unpaid Collateral Management Fee for the related Collection Period;

(iii) THIRD, from the remaining Amount Available, to the extent not previously paid by the Collateral Manager or otherwise by or on behalf of the Borrower, pro rata (a) to the Custodian, any accrued and unpaid Custodian Fees and Expenses for the related Collection Period, and any amounts actually due at such time under any indemnification provision of this Agreement (that is, no amount shall be withheld for contingent indemnity obligations) for the related Collection Period pursuant to the Custodian Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses - Custodian, (b) to the Backup Collateral Manager, any accrued and unpaid fees and expenses, any amounts actually due at such time under any indemnification provision of this Agreement (that is, no amount shall be withheld for contingent indemnity obligations) for the related Collection Period pursuant to the Backup Collateral Manager Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses - Backup Collateral Manager and any Transition Costs, (c) to the Paying Agent, any accrued and unpaid fees and expenses, any amounts actually due at such time under any indemnification provision of this Agreement (that is, no amount shall be withheld for contingent indemnity obligations) for the related Collection Period, which expenses shall not exceed the amount of the Capped Fees/Expenses - Paying Agent and (d) to the Collection Account Bank, any accrued and unpaid fees and expenses, any amounts actually due at such time under any indemnification provision of this Agreement (that is, no amount shall be withheld for contingent indemnity obligations) for the related Collection Period, which expenses shall not exceed the amount set forth in clause (i) above;

(iv) FOURTH, from the remaining Amount Available, to the extent not previously paid by the Collateral Manager or otherwise by or on behalf of the Borrower, pro rata, based on the amounts owed to such Persons under this clause (iv), to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(v) FIFTH, from the remaining Amount Available, to the Lenders, on a pro rata basis, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date) and to the Paying Agent on behalf of the Lenders, all Fees due to the Lenders and the Facility Agent; provided that any Commitment Fee due after July 2021 shall be payable on the Commitment Fee Distribution Date;

(vi) SIXTH, from the remaining Amount Available, to the Lenders, the amount necessary to reduce the Advances outstanding to an amount not to exceed the lower of the Borrowing Base and the Maximum Availability;

(vii) SEVENTH, from the remaining Amount Available, pro rata based on amounts owed to such Persons under this clause (vii), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(viii) EIGHTH, from the remaining Amount Available, following the occurrence of the Facility Termination Date or a Facility Termination Event, to the Lenders, to repay the principal amount of Advances until such Advances are repaid in full;

Section 8.6 Fees. The Borrower shall pay to the ~~Paying Agent for distribution to each Lender in its related Lender Group~~Facility Agent and the Agents on behalf of their respective Lenders in accordance with the provisions set forth in Section 8.5 ~~certain fees (~~any Commitment Fee, the Prepayment Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth in one or more fee letter agreements, dated the date hereof (or dated the date any Lender becomes a party hereto pursuant to an assignment or otherwise), among the Borrower, TPVC and the applicable Lender, respectively, (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Fee Letter”).

Section 8.7 Net Deposits. So long as no Collateral Manager Default has occurred and is continuing, the Collateral Manager may make the remittances to be made by it pursuant to Sections 8.3 and 8.4 net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) to be distributed to it pursuant to Section 8.2 or 8.5(xiv); provided, however, that the Collateral Manager shall account for all of such amounts in the related Distribution Date Statement as if such amounts were deposited and distributed separately; and provided, further, that if an error is made by the Collateral Manager in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Collateral Manager shall make a payment of the deficiency to the Collection Account immediately upon becoming aware, or receiving notice from any Lender, the Paying Agent or the Facility Agent, of such error.

Section 8.8 Required Warrant Reserve. (a) The Borrower shall, ~~Prior to the occurrence of the Facility Termination Date~~, deposit the net proceeds (including, without limitation, net of any taxes paid or payable as a result of such sale or exercise of any Warrant Asset) realized and received by the Borrower (or its agent) from the sale or exercise of any Warrant Asset or other Portfolio Investment into the Warrant Reserve Account ~~until the amount on deposit in the Warrant Reserve Account equals the Required Retained Warrant Proceeds Amount;  provided that after the occurrence of an Unmatured Facility Termination Event, all such net proceeds shall remain in the Warrant Reserve Account~~ without giving effect to Section 8.5; provided~~, further,~~ that after the occurrence of the Scheduled Facility Termination Date, all such net proceeds shall at Borrower’s discretion either (x) be designated as Amount Available and distributed pursuant to Section 8.5 or (y) remain in the Warrant Reserve Account (and shall not be available to be withdrawn) until the earlier of (i) one (1) year after the Scheduled Facility Termination Date and (ii) the occurrence of a Facility Termination Event, after which all such net proceeds shall be deposited into the Collection Account as Principal Collections and the Warrant Reserve Account shall no longer be in effect.

(b) At any time that a payment is required to be made by Section 2.4(b), all Retained Warrant Proceeds shall be designated as Amount Available by the Collateral Manager

(c) No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws, or, to the knowledge of the Borrower, threatened.

(d) The Borrower will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

Section 9.27 Volcker Rule. To the best of the Borrower’s knowledge and belief, the Advances do not constitute an “ownership interest” in the Borrower for purposes of the Volcker Rule.

Section 9.28 AIFMD and UK AIFM Regulation. The Borrower is not (i) an AIFM or ~~(ii)~~ an AIF managed by an AIFM (as such term is defined in the AIFMD) required to be authorized or registered in accordance with AIFMD; or (ii) an AIFM or an AIF managed by an AIFM (as such term is defined in the UK AIFM Regulations) required to be authorized or registered in accordance with ~~AIFMD~~the UK AIFM Regulations.

Section 9.29 EEA/UK Financial Institution. The Borrower is not an EEA Financial Institution or a UK Financial Institution.

ARTICLE X

COVENANTS

From the date hereof until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed, the Borrower hereby covenants and agrees with the Lenders and the Facility Agent that:

Section 10.1 Protection of Security Interest of the Secured Parties. (a) At or prior to the Effective Date, the Borrower shall have filed or caused to be filed a UCC-1 financing statement, naming the Borrower as debtor, naming the Facility Agent (for the benefit of the Secured Parties) as secured party and describing the Borrower Collateral, with the office of the Secretary of State of the State of Maryland. From time to time thereafter, the Borrower shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Facility Agent for the benefit of the Secured Parties under this Agreement in the Borrower Collateral and in the proceeds thereof. The Borrower shall deliver (or cause to be delivered) to the Facility Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Borrower fails to perform its obligations under this subsection, the Facility Agent may do so, in each case at the expense of the Borrower.

the Facility Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Facility Agent or another Person. The Custodian shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower, the Facility Agent or another Person in furnishing necessary, timely and accurate information to the Custodian.

Section 12.17 Custodian Compensation. As compensation for its custodian activities hereunder, the Custodian shall be entitled to its fees and expenses as set forth in the Custodian Fee Letter and indemnity amounts payable by the Borrower to the Custodian (including Indemnified Amounts under Article XVII)       under the Transaction Documents (collectively, the “Custodian Fees and Expenses”).

Section 12.18 Compliance with Applicable Banking Law. In order to comply with Applicable Banking Law, the Custodian is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, each of the parties agrees to provide to the Custodian, upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Custodian to comply with Applicable Banking Law.

Section 12.19 Securities Custodian.

(a) The Facility Agent hereby appoints the Custodian, and the Custodian hereby accepts its appointment, to act, subject to the terms of this Agreement, as securities custodian (in such capacity, the “Securities Custodian”) for the Facility Agent for the purpose of taking and retaining custody of Securities Documents as may be delivered to it from time to time for the benefit of the Facility Agent, on behalf of the Secured Parties. Securities Custodian, as the duly appointed agent of the Facility Agent, on behalf of the Secured Parties for these purposes, (A) acknowledges that it shall hold (in accordance with Section 8-301 of the UCC) possession of the Securities Documents at any time listed on each Schedule of Contracts, a copy of each such Schedule of Contracts shall be delivered to Securities Custodian and all additions thereto or supplements thereof, for the Facility Agent’s benefit, on behalf of the Secured Parties, unless and until released in accordance with Section 12.4 and Section 13.3, and (B) agrees to maintain exclusive custody and possession of the Securities Documents in which a security interest has been granted to the Facility Agent, on behalf of the Secured Parties, hereunder in order to perfect the security interest of the Facility Agent and the Secured Parties in such Securities Documents and any and all proceeds of the foregoing. Each of the Borrower and the ~~Servicer~~Collateral Manager consents to the Securities Custodian’s appointment hereunder and to the terms hereof.

(b) With respect to any Contract File that is comprised of Securities Documents, in lieu of the Certification provided in Section 12.2(a) above, the Securities Custodian shall provide a holdings report of the Securities Documents received by the Securities Custodian to the Borrower, the Facility Agent and the ~~Servicer~~Collateral Manager.

(c) For so long as the Securities Custodian is the same entity as the Custodian, the Securities Custodian shall be entitled to the same rights, protections, immunities and indemnities afforded to the Custodian hereunder.

Section 12.20 Resignation of Custodian; Appointment of Successor Custodian. Notwithstanding anything to the contrary herein, no later than sixty (60) days after the Second Amendment Effective Date, U.S. Bank National Association, in its capacity as Custodian, at the direction of the Borrower (who shall concurrently provide a copy of such direction to the Facility Agent), shall, upon the appointment of Deutsche Bank Trust Company Americas, as successor custodian, pursuant to the terms of a written instrument (which may be an omnibus amendment to this Agreement and the Transaction Documents) in form and substance satisfactory to the parties thereto, resign as Custodian under this Agreement and the other Transaction Documents and the Borrower and the Facility Agent shall appoint Deutsche Bank Trust Company Americas, as successor custodian, and Deutsche Bank Trust Company Americas shall agree to assume all such rights and duties under this Agreement and the other Transaction Documents; provided that in no event shall Deutsche Bank Trust Company Americas be liable or responsible for any loss, damages or liabilities of any kind resulting from or arising out of (i) the acts or omissions of U.S. Bank National Association in its capacity as Custodian or (ii) acts or omissions of U.S. Bank National Association in its capacity as Custodian which predate the effective date of such written instrument. Upon the transfer of all Contract Files and Securities Documents in its possession to the successor custodian in accordance with the terms of this Agreement and any written instrument, either physically or electronically, and the appointment of Deutsche Bank Trust Company Americas as successor custodian, U.S. Bank National Association shall have no further rights, duties or obligations under this Agreement or any other Transaction Document, other than such rights, protections and indemnities granted to U.S. Bank National Association as Custodian under this Agreement and the other Transaction Documents that explicitly survive the resignation of U.S. Bank National Association as Custodian under this Agreement or the other Transaction Documents. Solely for the purposes of the resignation and appointment contemplated by this Section 12.20, each of U.S. Bank National Association and the Collateral Manager (as applicable) shall have sixty (60) days from the effective date of such written instrument to deliver all Contract Files and Securities Documents (if any) in its possession, either physically or electronically, to Deutsche Bank Trust Company Americas, as successor Custodian, in accordance with the provisions of Section 12.5. Each of the Collateral Manager, the Borrower and the Facility Agent hereby waive any prior notice required pursuant to Section 12.5 hereof with respect the resignation of the Custodian.

Contracts, Borrower Assigned Agreements or other agreements included in the Borrower Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Section 13.3 Release of Collateral. Until the Obligations have been paid in full, the Facility Agent may not release any Lien covering any Borrower Collateral except for (a) Contract Payments for which the related Obligor has paid the amounts owing on the related Contract in full and for which the Facility Agent has received a Lien on all proceeds of such Contract, (b) Portfolio Investments related to Contracts that have been paid in full and have no further obligations outstanding thereunder (upon the occurrence of such conditions and solely prior to the occurrence of a Facility Termination Event, the Lien hereunder covering such Portfolio Investment shall be automatically released, without any further action by any party hereunder), (c) Repurchased Contracts as provided in Section 7.16 and (d) any Borrower Collateral sold or disposed of to the extent permitted pursuant to this Agreement.

Section 13.4 Certain Remedies. (a) The Facility Agent may, in its discretion, and shall, at the written direction of the Majority Lenders, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate proceedings as the Facility Agent or the Majority Lenders shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Facility Agent by any Transaction Document or by law.

(b) In case there shall be pending, relative to the Borrower or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Borrower Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors of property of the Borrower or such other obligor, the Facility Agent irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Facility Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered but without any obligation, subject to Section 13.5(a), by intervention in such proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and Yield owing and unpaid in respect of the Notes, all other amounts owing to the Lenders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Facility Agent (including any claim for reimbursement of all expenses (including the fees and expenses of counsel) and liabilities incurred, and all advances, if any, made, by the Facility Agent and each predecessor Facility Agent except as determined to have been caused by its own gross negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;

(ii) unless prohibited by Applicable Law, to vote (with the reasonable consent of the Majority Lenders) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Facility Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Facility Agent and, in the event that the Facility Agent shall consent to the making of payments directly to such Secured Parties, to pay to the Facility Agent such amounts as shall be sufficient to cover all reasonable expenses and liabilities incurred, and all advances made, by the Facility Agent and each predecessor Facility Agent except as determined to have been caused by its own gross negligence or willful misconduct.

(c) Nothing herein contained shall be deemed to authorize the Facility Agent to authorize or consent to or vote for or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof or to authorize the Facility Agent to vote in respect of the claim of any Secured Party in any such proceeding except, pursuant to Section 13.4(b)(ii), to vote for the election of a trustee in bankruptcy or similar person.

(d) All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Facility Agent without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Facility Agent shall be brought in its own name as Facility Agent and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Facility Agent each predecessor Facility Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.

(e) In any proceedings brought by the Facility Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Facility Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.

(f) Notwithstanding any other provision in this Agreement, the Facility Agent agrees not to exercise any foreclosure remedy against the Warrant Assets until the earlier of (i one (1) year after the Scheduled Facility Termination Date and (ii) the occurrence of a Facility Termination Event.

Section 13.5 Limitation on Duty of Facility Agent in Respect of Collateral. (a) Beyond the exercise of reasonable care in the custody thereof, the Facility Agent shall have no duty as to any Borrower Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Facility Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Borrower Collateral. The Facility Agent shall be deemed to have exercised reasonable care in the custody of the Borrower Collateral in its possession if the Borrower Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Borrower Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Facility Agent in good faith.

(b) The Facility Agent shall not be responsible for the existence, genuineness or value of any of the Borrower Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Borrower Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Facility Agent for the validity or sufficiency of the Borrower Collateral or any agreement or assignment contained therein, for the validity of the title of the Borrower to the Borrower Collateral, for insuring the Borrower Collateral or for the payment of taxes, charges, assessments or Liens upon the Borrower Collateral or otherwise as to the maintenance of the Borrower Collateral.

(c) The Facility Agent shall have no duty to act outside of the United States in respect of any Borrower Collateral located in any jurisdiction other than the United States.

(d) The Facility Agent may act through its agents or attorneys and shall not be liable for any misconduct or negligence of any such agents or attorneys appointed with due care by it hereunder.

(e) In no event shall Facility Agent be liable for special, punitive or consequential damages.

ARTICLE XIV

FACILITY TERMINATION EVENTS

Section 14.1 Facility Termination Events. Each of the following shall constitute a Facility Termination Event under this Agreement:

(m) A Change of Control shall have occurred;

(n) The Borrower shall at any time prior to the Scheduled Facility Termination Date fail to maintain (i) a Debt Service Coverage Ratio greater than or equal to 1.10 to 1.00 for the most recent Accrual Period, as reported on the most recent Collateral Manager Report Date or (ii) beginning with the Accrual Period ending three (3) months after the Effective Date, a Debt Service Coverage Ratio greater than or equal to 1.25 to 1.00 for the most recent rolling three Accrual Periods, measured as of the last day of the most recent Accrual Period;

(o) On any date when the Collateral Manager or the Equityholder or any of their respective consolidated Subsidiaries has any outstanding recourse Indebtedness (other than pursuant to (i) this Agreement, (ii) any term capital markets securitization facility managed by TPVC (or an Affiliate thereof), (iii) any other facility pursuant to which DBNY (or any Affiliate thereof) is the sole credit providers or (iv) the Finance Vehicles), the Collateral Manager or the Equityholder and their respective consolidated Subsidiaries shall at any such time fail to maintain (x) an Interest Coverage Ratio greater than or equal to 2.00 to 1.00 for the most recent completed fiscal quarter, measured as of the last day of such fiscal quarter or (y) beginning with the Accrual Period ending three (3) months after the Effective Date, an Interest Coverage Ratio greater or equal to 2.00 to 1.00 for the most recent rolling twelve month period just ended, measured as of the last day of the last month in such twelve month period;

(p) At any time, (i) the Minimum Equity Condition is not satisfied or (ii) TPVC shall fail to maintain a positive Tangible Net Worth;

(q) The failure to effect the resignation of U.S. Bank National Association as Custodian and the appointment of Deutsche Bank Trust Company Americas as successor custodian in accordance with Section 12.20;

(r) ~~(q)~~ Either (i) the Borrower shall become required to register as an “investment company” within the meaning of the Investment Company Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the Investment Company Act or (ii) TPVC ceases to be a “business development company” within the meaning of the Investment Company Act; or

(s) ~~(r)~~ As of any date of determination TPVC’s Asset Coverage Ratio shall be less than 150% in accordance with the requirements of the SBCA Act; provided that if, after the Effective Date, there is any change to the asset coverage requirements for any business development company under either the SBCA Act or the Investment Company Act, then the threshold for TPVC’s Asset Coverage Ratio under this clause (r) shall be the lesser of (x) 150% and (y) the revised amount so required under the SBCA Act or the Investment Company Act after such change.

Section 14.2 Effect of Facility Termination Event.

(a) Optional Termination. Upon notice by the Facility Agent that a Facility Termination Event (other than a Facility Termination Event described in Section 14.1(d)) has occurred, no Advances will thereafter be made, and Facility Agent may, in its discretion, and

Section 18.17 Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the Lenders) may, at any time and in its sole discretion, obtain a public rating for this loan facility. The Borrower and TPVC hereby agree to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating.

Section 18.18 Financial Institutions. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected

Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

Section 18.19 Acknowledgement Regarding Any Supported QFCs.

To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

Commitment: $~~100,000,000~~74,000,000	DEUTSCHE BANK AG, NEW YORK BRANCH, as Committed Lender

By:
Name:
Title:

By:
Name:
Title:

60 Wall Street
New York, New York 10005
Attention: Asset Finance Department
Facsimile No.: 212-797-5160

Signature Page to Receivables Financing Agreement

Commitment: $~~50,000,000~~42,000,000	MUFG UNION BANK, N.A., as Committed Lender

By:
Name:
Title:

By:
Name:
Title:

445 S. Figueroa Street
Los Angeles, CA 90071
Attention: William Bloore, Managing Director
Email: william.bloore@unionbank.com

Signature Page to Receivables Financing Agreement

Commitment: $~~50,000,000~~42,000,000	TIAA, FSB, as Committed Lender

By:
Name:
Title:

10000 Midlantic Drive
Suite 400 East
Mount Laurel, NJ 08054
Attention: Lender Finance
Facsimile No.:201-770-4762
Email: LFLoanAdmin@tiaabank.com

Signature Page to Receivables Financing Agreement

Commitment: $~~50,000,000~~42,000,000	KEYBANK NATIONAL ASSOCIATION, as Committed Lender

By:
Name:
Title:

1000 S. McCaslin Blvd.
Superior, CO 80027
Richard S. Anderson – Vice President
Telephone: 720-304-1247
email: richard_s_andersen@key.com

Signature Page to Receivables Financing Agreement